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                                   EXHIBIT 3.1


                           SECOND AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                   DAKOTA GROWERS RESTRUCTURING COMPANY, INC.

         The undersigned incorporator, a natural person of full age, in order to form a business corporation under the North Dakota Business Corporation Act, hereby adopts the following articles of incorporation:

ARTICLE I. NAME. The name of this corporation is Dakota Growers Restructuring Company, Inc. (hereinafter called the "Company").

ARTICLE II. EXISTENCE. The period of the Company's duration is perpetual.

ARTICLE III. PURPOSE. The purposes for which the Company is organized are to engage in any lawful act or activity for which corporations may be organized under the North Dakota Business Corporation Act, including, but not limited to, the manufacturing of food for human consumption from durum and other grain products, engaging in any related activity or service in conjunction with the marketing, manufacturing, processing or utilization of grain, grain products, grain by-products and other agricultural products.

ARTICLE IV. AUTHORIZED SHARES. The total number of shares of capital stock which the Company has authority to issue is One Hundred Million (100,000,000) shares, consisting of:

         (1) Seventy Five Million (75,000,0000) shares which are hereby designated as Common Stock, par value $.01 per share (the "Common Stock");

         (2) Thirteen Million Six Hundred Seventy-Two Thousand Five Hundred Twenty (13,672,520) shares which are hereby designated as Unclassified Preferred Stock, par value $.01 per share (the "Preferred Stock");

         (3) Five Hundred Thirty-Three (533) shares which are hereby designated as Series A 6% Redeemable Cumulative Preferred Stock, par value $100 per share (the "Series A Preferred Stock");

         (4) Five Hundred Twenty-Five (525) shares which are hereby designated as Series B 2% Redeemable Non-Cumulative Preferred Stock, par value $100 per share (the "Series B Preferred Stock");

         (5) Two Thousand Forty-Five (2,045) shares which are hereby designated as Series C 6% Convertible Non-Cumulative Preferred Stock, par value $100 per share (the "Series C Preferred Stock"); and

         (6) Eleven Million Three Hundred Twenty-Four Thousand Three Hundred Seven-Seven (11, 324, 377) shares which are hereby designated as Series D Non-Cumulative Delivery Preferred Stock, par value $.01 per share (the "Series D Delivery Preferred Stock").


         The Common Stock, Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Delivery Preferred Stock shall have the rights, privileges, preferences, qualifications, limitations and restrictions set forth below. All shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and all future classes of Preferred Stock will be uncertificated when originally issued and shall be originally issued, recorded and transferred by electronic means. Following the date of original issuance of any shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or any future class of Preferred Stock, a holder thereof may make a written request, addressed to the attention of the Secretary of the Company, that any or all of such holder's shares be reissued to such holder in certificated form, in which event the Company shall deliver to such holder one or more certificates representing the shares so requested to be reissued in certificated form.
Any such written request shall specify: (i) the name and address of the person making the request; (ii) the total number shares within each class of shares held by such person; and (iii) the number of shares within each class of shares held by such person that such person desires to have reissued in certificated form, in addition to any other information that is requested by the Company to be provided to effect the reissuance of such shares in certificated form. Any shares reissued in certificated form will be signed by the President or Vice President and the Secretary or Assistant Secretary of the corporation. The signatures of the President or Vice President and the Secretary or Assistant Secretary may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a share certificate shall have ceased to be an officer, transfer agent or registrar before such certificate is issued, the certificate may be reissued by the Company with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of its reissue. Each

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certificated share shall contain all proper and relevant information as required under North Dakota law.


ARTICLE V.  COMMON STOCK.





5.2 VOTING. Except as required by applicable law, each holder of Common Stock shall be entitled to one vote for each share of Common Stock held on all matters to be voted upon by the Company's shareholders. The right to vote provided herein shall be subject to the provisions of the By-Laws of the Company in effect from time to time with respect to closing the transfer books and fixing a record date for the determination of shares entitled to vote.



5.2 DIVIDENDS. Subject to the preferential dividend rights of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Delivery Preferred Stock and any future class of Preferred Stock with dividend rights preferential to the dividend rights of Common Stock, holders of Common Stock shall be entitled to receive when, as and if declared by the Board of Directors of the Company, out of any assets of the Company legally available therefor, such dividends as may be declared from time to time by the Board of Directors of the Company.



5.4 LIQUIDATION. Upon the occurrence of a Liquidation Event (as hereinafter defined), after payment of amounts to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Delivery Preferred Stock and any future class of Preferred Stock with a liquidation preference senior to the liquidation rights of Common Stock, the remaining assets of the Company available for distribution shall be paid to the holders of Common Stock ratably among such holders based upon the number of share of Common Stock held by each holder as of the time of such distribution. "Liquidation Event" means the voluntary or involuntary liquidation, dissolution or winding up of the Company The Company shall mail written notices of a Liquidation Event to each record holder of Common Stock no less than 60 days prior to the payment date stated therein. Payments required to be made pursuant to this Section 5.3 shall be made in cash.


5.4 PREEMPTIVE RIGHTS. Unless otherwise provided by the Board of Directors of the Company, no holder of Common Stock of the Company shall have any preferential, preemptive, or other rights of subscription to any shares of any class of capital stock of the Company allotted or sold or to be allotted or sold now or hereafter authorized, or to any obligations convertible into the capital stock of the Company of any class, or any right of subscription to any part thereof.

ARTICLE VI. PREFERRED STOCK. From the pool of unclassified Preferred Stock one or more series may be issued as determined from time to time by the Board of Directors of the Company. The Board of Directors of the Company is hereby granted the express authority to fix any other designations, powers, preferences, rights, qualifications, limitations or restrictions with respect to any particular series of Preferred Stock prior to issuance thereof.

ARTICLE VII.  SERIES A PREFERRED STOCK.

7.2 VOTING. Except as required by North Dakota law, the holders of Series A Preferred Stock shall not be entitled to vote any matters to be voted upon by the Company's shareholders.

7.2 DIVIDENDS. Holders of Series A Preferred Stock shall receive, out of funds legally available therefor, cumulative dividends on each share of Series A Preferred Stock accruing at the rate of six percent (6.0%) of the par value of each share per annum. One quarter of the annual dividends on Series A Preferred Stock shall be payable each quarter.


7.3 LIQUIDATION. Upon the occurrence of a Liquidation Event, after any distribution or payment is made on any future class of Preferred Stock with a liquidation preference that is senior to the liquidation rights of Series A Preferred Stock, but before any distribution or payment is made on Series B Preferred Stock, Series C Preferred Stock, Series D Delivery Preferred Stock, Common Stock and any future class of Preferred Stock with a liquidation preference junior to the liquidation rights of Series A Preferred Stock, each holder of Series A Preferred Stock shall be entitled to receive the $100.00 par value on every share of Series A Preferred Stock held by such holder, plus any accumulated and unpaid dividends thereon to the date fixed for distribution. If, upon any Liquidation Event, the Company's remaining assets to be distributed among the holders of Series A Preferred Stock are insufficient to permit payment to such holders of the aggregate amount to which they are entitled to be paid, then the entire remaining assets to be distributed shall be distributed ratably among the holders of Series A Preferred Stock. The Company shall mail written notices of a Liquidation Event to each record holder of Series A Preferred

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Stock no less than 60 days prior to the payment date stated therein. Payments required to be made pursuant to this Section 7.3 shall be made in cash.


7.4      REDEMPTION.


         (f) REDEMPTION BY THE COMPANY. The Company may (subject to contractual and other restrictions with respect thereto and the legal availability of funds therefore) at any time redeem all or any portion of the Series A Preferred Stock outstanding. On any such redemption, the Company shall pay a price per share of Series A Preferred Stock equal to the $100.00 par value thereof, plus any accumulated but unpaid dividends thereon to the date fixed for redemption (the "Series A Redemption Value).



         (g) REDEMPTION PAYMENT. For each share of Series A Preferred Stock to be redeemed, the Company shall be obligated on the date such share of Series A Preferred Stock is to be redeemed to pay the holder thereof (upon surrender by such holder at the Company's principal office of the certificate representing such share of Series A Preferred Stock, to the extent held in certificated form) an amount in immediately available funds equal to the Series A Redemption Value of such share of Series A Preferred Stock (the "Series A Redemption Payment"). If the funds of the Company legally available for redemption of Series A Preferred Stock on any redemption date are insufficient to redeem the total number of shares of Series A Preferred Stock to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of share of Series A Preferred Stock ratably among the holders of Series A Preferred Stock. At any time thereafter, when additional funds of the Company are legally available for the redemption of shares of Series A Preferred Stock, such funds shall immediately be used to redeem the balance (or such ratable amount as is possible as described above) of the shares of Series A Preferred Stock which the Company has become obligated to redeem.



         (h) NOTICE OF REDEMPTION. The Company shall mail written notice of redemption of any Series A Preferred Stock to each record holder thereof not more than 60 days nor less than 30 days prior to the date on which such redemption is to be made. In the case of shares of Series A Preferred Stock represented by a certificate, in the event that fewer than the total number of shares of Series A Preferred Stock represented by such certificate are redeemed, a new certificate representing the number of unredeemed shares of Series A Preferred Stock shall be issued to the holder thereof without cost to such holder within three business days after surrender of the certificate representing the redeemed shares of Series A Preferred Stock.



         (i) DETERMINATION OF THE NUMBER OF EACH HOLDER'S SERIES A PREFERRED STOCK TO BE REDEEMED. The number of shares of Series A Preferred Stock to be redeemed from each holder thereof in redemptions hereunder shall be the number of shares of Series A Preferred Stock determined by multiplying the total number of shares of Series A Preferred Stock to be redeemed times a fraction, the numerator of which shall be the total number of shares of Series A Preferred Stock then held by such holder and the denominator of which shall be the total number of shares of Series A Preferred Stock then outstanding.



         (j) REDEEMED OR OTHERWISE ACQUIRED SHARES. Any shares of Series A Preferred Stock that are redeemed or otherwise acquired by the Company shall be cancelled and shall not be reissued, sold or transferred by the Company.


7.5 PREEMPTIVE RIGHTS. Unless otherwise provided by the Board of Directors of the Company, no holder of Series A Preferred Stock of the Company shall have any preferential, preemptive, or other rights of subscription to any shares of any class of capital stock of the Company allotted or sold or to be allotted or sold now or hereafter authorized, or to any obligations convertible into the capital stock of the Company of any class, or any right of subscription to any part thereof.

ARTICLE VIII.   SERIES B PREFERRED STOCK.


8.2 VOTING. Except as required by North Dakota law, the holders of Series B Preferred Stock shall not be


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entitled to vote any matters to be voted upon by the Company's shareholders.



8.2 DIVIDENDS. Subject to the preferential dividend rights of the Series A Preferred Stock and any future class of Preferred Stock with dividend rights preferential to the dividend rights of Series B Preferred Stock, holders of the Series B Preferred Stock shall receive when, as and if declared by the Board of Directors of the Company, out of assets of the Company legally available therefor, dividends on each share of Series B Preferred Stock accruing at the rate of two percent (2.0%) of the par value of each share per annum. Dividends on Series B Preferred Stock shall not accrue if not declared by the Board of Directors of the Company.



8.3 LIQUIDATION. Upon the occurrence of a Liquidation Event, after any distribution or payment is made on Series A Preferred Stock and any future class of Preferred Stock with a liquidation preference that is senior to the liquidation rights of Series B Preferred Stock, but before any distribution or payment is made on Series D Delivery Preferred Stock, Common Stock and any future class of Preferred Stock with a liquidation preference junior to the liquidation rights of Series B Preferred Stock, each holder of Series B Preferred Stock shall be entitled to receive the $100.00 par value on every share of Series B Preferred Stock held by such holder, plus any declared and unpaid dividends thereon to the date fixed for distribution. If, upon any Liquidation Event, the Company's remaining assets to be distributed among the holders of Series B Preferred Stock and Series C Preferred Stock are insufficient to permit payment to such holders of the aggregate amount to which they are entitled to be paid, then the entire remaining assets to be distributed shall be distributed ratably among such holders. The Company shall mail written notices of a Liquidation Event to each record holder of Series B Preferred Stock no less than 60 days prior to the payment date stated therein. Payments required to be made pursuant to this Section 8.3 shall be made in cash.


8.4      REDEMPTIONS.

         (f) REDEMPTIONS BY THE COMPANY. The Company may (subject to contractual and other restrictions with respect thereto and the legal availability of funds therefore) at any time redeem all or any portion of the Series B Preferred Stock outstanding. On any such redemption, the Company shall pay a price per share of Series B Preferred Stock equal to the $100.00 par value thereof, plus any accumulated but unpaid dividends thereon to the date fixed for redemption (the "Series B Redemption Value).



         (g) REDEMPTION PAYMENT. For each share of Series B Preferred Stock to be redeemed, the Company shall be obligated on the date such share of Series B Preferred Stock is to be redeemed to pay the holder thereof (upon surrender by such holder at the Company's principal office of the certificate representing such share of Series B Preferred Stock, to the extent held in certificated form) an amount in immediately available funds equal to the Series B Redemption Value of such share of Series B Preferred Stock (the "Series B Redemption Payment"). If the funds of the Company legally available for redemption of Series B Preferred Stock on any redemption date are insufficient to redeem the total number of shares of Series B Preferred Stock to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of share of Series B Preferred Stock ratably among the holders of Series B Preferred Stock. At any time thereafter when additional funds of the Company are legally available for the redemption of shares of Series B Preferred Stock, such funds shall immediately be used to redeem the balance (or such ratable amount as is possible as described above) of the shares of Series B Preferred Stock which the Company has become obligated to redeem.



         (h) NOTICE OF REDEMPTION. The Company shall mail written notice of redemption of any Series B Preferred Stock to each record holder thereof not more than 60 days nor less than 30 days prior to the date on which such redemption is to be made. In the case of shares of Series B Preferred Stock represented by a certificate, in the event that fewer than the total number of shares of Series B Preferred Stock represented by such certificate are redeemed, a new certificate representing the number of unredeemed shares of Series B Preferred Stock shall be issued to the holder thereof without cost to such holder within three business days after surrender of the certificate representing the redeemed shares of Series B Preferred Stock.



         (i) DETERMINATION OF THE NUMBER OF EACH HOLDER'S SERIES B PREFERRED STOCK TO BE REDEEMED. The number of share of Series B Preferred Stock to be redeemed from each holder thereof in redemptions hereunder shall be the number of shares of Series B Preferred Stock determined by multiplying the total number of shares of Series B Preferred Stock to be redeemed times a fraction, the numerator of which shall be the total number of shares of Series B Preferred Stock then held


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                  by such holder and the denominator of which shall be the total number of shares of Series B Preferred Stock then outstanding.



         (j) REDEEMED OR OTHERWISE ACQUIRED SHARES. Any shares of Series B Preferred Stock that are redeemed or otherwise acquired by the Company shall be cancelled and shall not be reissued, sold or transferred by the Company.


8.5 PREEMPTIVE RIGHTS. Unless otherwise provided by the Board of Directors of the Company, no holder of Series B Preferred Stock of the Company shall have any preferential, preemptive, or other rights of subscription to any shares of any class of capital stock of the Company allotted or sold or to be allotted or sold now or hereafter authorized, or to any obligations convertible into the capital stock of the Company of any class, or any right of subscription to any part thereof.

ARTICLE IX.  SERIES C PREFERRED STOCK.

9.1 VOTING. Unless required by North Dakota law, the holders of Series C Preferred Stock shall not be entitled to vote any matters to be voted upon by the Company's shareholders.


9.2 DIVIDENDS. Subject to the preferential dividend rights of the Series A Preferred Stock, Series B Preferred Stock and any future class of Preferred Stock with dividend rights preferential to the dividend rights of Series C Preferred Stock, holders of the Series C Preferred Stock shall receive when, as and if declared by the Board of Directors of the Company, out of assets of the Company legally available therefor, dividends on each share of Series C Preferred Stock accruing at the rate of six percent (6.0%) of the par value of each share per annum. Dividends on Series C Preferred Stock shall not accrue if not declared by the Board of Directors of the Company.



9.3 LIQUIDATION. Upon the occurrence of a Liquidation Event, after any distribution or payment is made on Series A Preferred Stock and any future class of Preferred Stock with a liquidation preference that is senior to the liquidation rights of Series C Preferred Stock, but before any distribution or payment is made on Series D Delivery Preferred Stock, Common Stock and any future class of Preferred Stock with a liquidation preference junior to the liquidation rights of Series C Preferred Stock, each holder of Series C Preferred Stock shall be entitled to receive the $100.00 par value on every share of Series C Preferred Stock held by such holder, plus any declared and unpaid dividends thereon to the date fixed for distribution. If, upon any Liquidation Event, the Company's remaining assets to be distributed among the holders of Series C Preferred Stock and Series B Preferred Stock are insufficient to permit payment to such holders of the aggregate amount to which they are entitled to be paid, then the entire remaining assets to be distributed shall be distributed ratably among such holders. The Company shall mail written notices of a Liquidation Event to each record holder of Series C Preferred Stock no less than 60 days prior to the payment date stated therein. Payments required to be made pursuant to this Section 9.3 shall be made in cash.



9.5 CONVERSION.


         (a) CONVERSION GENERALLY. A holder of Series C Preferred Stock may, at any time, convert all or any portion of such holder's shares of Series C Preferred Stock into shares of the Common Stock and Series D Delivery Preferred Stock in accordance with the terms and conditions of this Section 9.4.

         (b) CONVERSION RATIO. For each share of Series C Preferred Stock that the holder thereof elects to convert to Common Stock and Series D Delivery Preferred Stock, the Company shall be obligated on the Exchange Date (as hereinafter defined) to issue to the holder thereof twenty-four (24) shares of Common Stock of the Company and 24 shares of Series D Delivery Preferred Stock.


         (c) NOTICE OF CONVERSION. A holder of Series C Preferred Stock who elects to convert all or any portion of such holder's shares of Series C Preferred Stock into Common Stock and Series D Delivery Preferred Stock shall mail written notice of the conversion to the attention of the Secretary of the Company at the Company's principal offices, not more than 60 nor less than 30 days prior to the date on which such conversion is to be made, which must be a business day (the "Exchange Date"). Such notice shall set forth: (i) the name of the holder of the Series C Preferred Stock to be converted; (ii) the number of shares of Series C Preferred Stock held by such holder; (iii) the number of shares of Series C Preferred Stock that such holder elects to convert to Common Stock and Series D Delivery Preferred Stock; and (iv) the Exchange Date. The holder of Series C Preferred Stock shall, along with the notice called for by this Section 9.3(c), tender such


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                  holder's certificate representing all of the shares of Series
                  C Preferred Stock owned by such holder, to the extent that such holder holds shares of Series C Preferred Stock in certificated form.


         (d) RIGHTS UPON CONVERSION. On the Exchange Date, all rights of the holder of such share of Series C Preferred Stock shall cease, and such share of Series C Preferred Stock shall not be deemed to be outstanding.

         (e) CANCELLATION OF SHARES. Any shares of Series C Preferred Stock that are exchanged by the Company shall be canceled and shall not be reissued, sold or transferred.

9.5 PREEMPTIVE RIGHTS. Unless otherwise provided by the Board of Directors of the Company, no holder of Series C Preferred Stock of the Company shall have any preferential, preemptive, or other rights of subscription to any shares of any class of capital stock of the Company allotted or sold or to be allotted or sold now or hereafter authorized, or to any obligations convertible into the capital stock of the Company of any class, or any right of subscription to any part thereof.

ARTICLE X.  SERIES D DELIVERY PREFERRED STOCK.


10.3 VOTING. Except as required by North Dakota law, the holders of Series D Delivery Preferred Stock shall not be entitled to vote on any matters to be voted upon by the Company's shareholders.



10.4 DIVIDENDS. Subject to the preferential dividend rights of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and any future class of Preferred Stock with dividend rights preferential to the dividend rights of Series D Delivery Preferred Stock, holders of the Series D Delivery Preferred Stock shall receive when, as and if declared by the Board of Directors of the Company, out of assets of the Company legally available therefor, a dividend of up to $.04 per share on each share of Series D Delivery Preferred Stock; provided however an annual dividend of $.01 per share of Series D Delivery Preferred Stock must be paid prior to payment of any dividend on Common Stock. Dividends on Series D Delivery Preferred Stock shall not accrue if not declared by the Board of Directors of the Company.



10.3 LIQUIDATION. Upon the occurrence of a Liquidation Event, subject to the liquidation preference of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and any future class of Preferred Stock with a liquidation preference that is senior to the liquidation rights of Series D Preferred Stock, but before any distribution or payment is made on Common Stock and any future class of Preferred Stock with a liquidation preference junior to the liquidation rights of Series D Preferred Stock, each holder of Series D Delivery Preferred Stock shall be entitled to receive the $.01 par value on every share of Series D Delivery Preferred Stock held by such holder, plus any declared and unpaid dividends thereon to the date fixed for distribution. If, upon any Liquidation Event, the Company's remaining assets to be distributed among the holders of Series D Delivery Preferred Stock are insufficient to permit payment to such holders of the aggregate amount to which they are entitled to be paid, then the entire remaining assets to be distributed shall be distributed ratably among such holders. The Company shall mail written notices of a Liquidation Event to each record holder of Series D Delivery Preferred Stock no less than 60 days prior to the payment date stated therein. Payments required to be made pursuant to this Section
10.3 shall be made in cash.


10.4 DELIVERY OF DURUM WHEAT.


         (c) Each share of Series D Delivery Preferred Stock shall carry the privilege but not the obligation to deliver one (1) bushel of durum wheat to the Company per fiscal year under the terms of this section. From time to time the Company will post notices to the market (a "Market Notice"), typically on the North Dakota corporation's Web site, for the purchase of durum wheat. Holders of Series D Delivery Preferred Stock may also telephone the Company for information on Market Notices. A posted Market Notice will contain, along with other terms in this section, unique grading factors and quality specifications that will be applicable to every delivered bushel of durum wheat. The Company reserves the right to reject, in whole or in part, any delivery of durum wheat that pursuant to the delivery privilege fails to meet the grading factors or quality specifications contained within the most recently posted Market Notice.



         (d) During the period specified in the Market Notice (which shall not be less than twenty-four (24) hours), the holders of Series D Delivery Preferred Stock may avail themselves of the privilege to deliver one (1) bushel per share of durum wheat on a first-come first-serve basis. The delivery of durum wheat to the Company shall be on such terms and conditions as are set forth in the Market Notice; provided, however, that, in any given fiscal year of the Company, the delivery privilege shall be exercisable only once with respect to each share of Series D Delivery Preferred Stock. In the event that, upon expiration of the period specified in the Market Notice, holders of Series D Delivery Preferred Stock have not fulfilled all of the Company's durum wheat requirements as set


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                  forth in such Market Notice, the Company shall have the right to purchase durum wheat to fulfill its remaining requirements outside the Series D Delivery Preferred Stock delivery privilege. Such remaining requirements may be filled by purchases of durum from any party, without volume limitation.



10.6 PREEMPTIVE RIGHTS. Unless otherwise provided by the Board of Directors of the Company, no holder of Series D Delivery Preferred Stock of the Company shall have any preferential, preemptive, or other rights of subscription to any shares of any class of capital stock of the Company allotted or sold or to be allotted or sold now or hereafter authorized, or to any obligations convertible into the capital stock of the Company of any class, or any right of subscription to any part thereof.


10.6 TRANSFERS. Any transfer of Series D Delivery Preferred Stock shall be subject to the prior approval of the Board of Directors; any transfer attempted or completed without such approval shall be null and void.

ARTICLE XI. REGISTERED AGENT. The registered office and the executive office of the Company in the State of North Dakota shall be One Pasta Avenue, Carrington, ND 58421. The name and address of the registered agent of the Company is Thomas
P. Friezen, One Pasta Avenue, Carrington, ND 58421.

ARTICLE XII. REGISTRATION OF TRANSFER. The Company shall keep at its principal office (or at such other place as the Company reasonably designates) a register for the registration of shares of Common Stock, Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Delivery Preferred Stock.


ARTICLE XIII. REPLACEMENT. Upon: (i) receipt of evidence reasonably satisfactory to the Company of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Delivery Preferred Stock or any future class of Preferred Stock; and (ii) receipt of indemnity reasonably satisfactory to the Company (in the case of any such loss, theft or destruction) or surrender of such certificate (in the case of any such mutilation); and (iii) payment of any costs and/or fees that may be required by the Company and/or the Company's transfer agent, the Company shall promptly execute and deliver in lieu of such certificate of like kind representing the number of shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Delivery Preferred Stock or future class of Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.


ARTICLE XIV. NOTICES. All notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid or by a reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (a) to the Company at its principal executive offices or (b) to any shareholder at such holder's address as it appears in the stock records of the Company (unless otherwise indicated by any holder).


ARTICLE XV. AMENDMENT AND WAIVER. No amendment or waiver of any provision of these Articles of Incorporation shall be effective without the prior consent of the holders of at least a majority of the then outstanding shares of Common Stock voting as a class.


ARTICLE XVI. VOTES REQUIRED. At all meetings of shareholders, each shareholder of record shall be entitled to vote, in person or by proxy, the shares of voting stock owned by such shareholder of record on the record date for the meeting. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the voting power of all of the shares of stock of the Company outstanding and entitled to vote on any matter, question or proposal brought before such meeting shall decide such question, unless the question is one upon which, by express provision of law, this Articles of Incorporation or the By-Laws of the Company, a different vote is required, in which case such express provision shall govern and control the decision of such question.

ARTICLE XVII. BOARD OF DIRECTORS. For the management of the business and for the conduct of the affairs of the Company, and in further definition, limitation and regulation of the powers of the Company and of the directors and of its shareholders, as the case may be, it is further provided:

         (f) The business and affairs of the Company shall be managed by or under the direction of the Board of Directors.


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         (b)      The Board of Directors must be comprised of at least five (5)
                  directors who are residents of the State of North Dakota (each director who is elected to fill one of the minimum of five (5) seats on the Board of Directors that are to be held by residents of the State of North Dakota being, individually, a "Qualified Resident Director" and, collectively, the "Qualified Resident Directors"). Further, at least three (3) of the directors must be agricultural producers, with the ability and resources to produce small grains, including but not limited to Hard Amber Durum Wheat (each director who is elected to fill one of the minimum of three (3) seats on the Board of Directors that are to be held by agricultural producers with the ability and resources to produce small grains being, individually, a "Qualified Producing Director" and, collectively, the "Qualified Producing Directors"). Any one individual who is both a resident of North Dakota and an agricultural producer of small grains may be counted twice solely towards fulfilling the foregoing requirements for the makeup of the Board of Directors.



         (c) If a director: (i) is elected to fill one of the minimum of five (5) seats on the Board of Directors that are to be held by Qualified Resident Directors and such director fails to maintain continuous, uninterrupted residency in North Dakota following such director's election to the Board of Directors; or (ii) is elected to fill one of the minimum of three (3) seats on the Board of Directors that are to be held by Qualified Producing Directors and such director no longer has the ability or means to preserve his status as an agricultural producer of small grains following such director's election to the Board of Directors, then such director may be removed, at the discretion of the Board of Directors, pursuant to a majority vote of the then remaining directors.



         (d) No otherwise valid action taken by the Board of Directors shall be void or voidable due to the failure of the Board of Directors to be comprised of at least five (5) Qualified Resident Directors and at least three (3) Qualified Producing Directors at the time of such action if each of the directors then on the Board of Directors who were elected to fill a seat to be held by a Qualified Resident Director or Qualified Producing Director satisfied the requirements to be a Qualified Resident Director or Qualified Producing Director, as the case may be, at the time of such directors' election to the Board of Directors.



         (e)      The Board of Directors will be divided into three classes:
                  Class I, Class II and Class III. There will be an equal number of directors in each of Class I, Class II and Class III, except that, if the Board of Directors consists of a number of directors such that mathematically there cannot be an equal number of directors in each of Class I, Class II or Class III, then the one remaining director shall be made a member of Class I and, if there is more than one remaining director, then the first remaining director shall be made a member of Class I and the second remaining director shall me made a member of Class II. Each director in each of Class I, Class II and Class III will hold office until the third regular meeting of shareholders following the regular meeting of the shareholders at which such director or director's predecessor was elected, until his successor shall have been elected and shall qualify, or until he resigns or is removed. Each initial director who is a member of Class I shall hold office until the North Dakota corporation's regular meeting of shareholders in 2003, each initial director who is a member of Class II shall hold office until the North Dakota corporation's regular meeting in 2004 and each initial director who is a member of Class II shall hold office until the North Dakota corporation's regular meeting in 2005.



         (f) The provisions and requirements of subsections (b), (c), (d) and (e) of this Article XVII shall not be effective until such time of the consummation of the transactions contemplated by that certain Transaction Agreement, dated as of January 30, 2002, as amended, by and among the Company, Dakota Growers Pasta Company, a North Dakota cooperative association, Dakota Growers Pasta Restructuring Cooperative, a Colorado cooperative association, and Dakota Growers Corporation, a Colorado corporation, whereupon the provisions and requirements of subsections (b), (c), (d) and (e) of this
                  Article XVII shall automatically be effective.



         (g) The directors shall have concurrent power with the shareholders to make, alter, amend, change, add to or repeal the By-Laws of the Company, subject to the approval of holders of a majority of shares of Common Stock; and


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         (h)      In addition to the powers and authority hereinabove or by
                  statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Company, subject, nevertheless, to the provisions of the North Dakota Business Corporation Act, this Articles of Incorporation and any By-Laws adopted by the shareholders; provided, however, that no By-Laws hereafter adopted by the shareholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.



ARTICLE XVIII. DIRECTOR LIABILITY. A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for (i) liability based on a breach of the duty of loyalty to the corporation or the shareholders; (ii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability based on the payment of an improper dividend or an improper repurchase of the corporation's stock under Section 10-19.1-95 of the North Dakota Business Corporation Act or in violation of federal or state securities laws; or (iv) liability for any transaction from which the director derived an improper personal benefit. If the North Dakota Business Corporation Act is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended North Dakota Business Corporation Act.



ARTICLE XIX. DIRECTOR INDEMNIFICATION. Any person who at any time shall serve or shall have served as a director, officer, or employee of the corporation, or of any other enterprise at the request of the corporation, and the heirs, executors and administrators of such person shall be indemnified by the corporation in accordance with, and to the fullest extent permitted by, the provisions of the North Dakota Business Corporation Act, as it may be amended from time to time.


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